UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 17, 2006

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona		85255
(Address of Principal Executive Offices)		(Zip Code)

(480) 609-3330

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                     Termination of a Material Definitive Agreement.

Item 5.02                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 17, 2006, the Company’s Board of Directors elected to abandon the Company’s dual Chairman and CEO structure by appointing Steven J. Hilton the sole Chairman and CEO of the Company, and accepting the resignation of John R. Landon, the Company’s Co-Chairman and Chief Executive Officer as an officer of the Company.  A copy of the press release announcing these changes, including information concerning forward-looking statements and factors that may affect our future results, is filed as Exhibit 99.1 to this Form 8-K and its contents are incorporated by reference herein.

Mr. Hilton co-founded Arizona-based Monterey Homes in 1985.  Under Mr. Hilton’s leadership, Monterey became publicly traded and combined with Legacy Homes in 1997, which thereafter became Meritage Homes Corporation.  He has served as Co-Chairman and Co-CEO since that time.  Mr. Hilton is based in the Company’s Scottsdale, Arizona headquarters.

Mr. Hilton will oversee all operations of Meritage Homes through a regional reporting system.  We believe this structure will provide consistency in the implementation of the Company's philosophy, which is to offer the right product at the right price at the right location.  As the Company grew and expanded, it became apparent that its strategic direction is best communicated with a single voice.  The Company intends to maintain its offices in Plano, Texas, which includes the Texas region headquarters and various corporate support functions.

In connection with the termination of Mr. Landon’s employment, each of his Employment Agreement and Change of Control Agreement terminated (other than certain provisions in the Employment Agreement that survive termination).  Under the terms of the Employment Agreement, subject to his compliance with certain restrictive covenants and other requirements therein, Mr. Landon is entitled to a payment of $10,000,000, payable in equal monthly installments over the course of 24 months, and acceleration of all outstanding stock options that were granted to him after the effective date of the Employment Agreement, which was July 1, 2003.  The Company currently anticipates that the total payment will be expensed in the current accounting period.

Also effective May 17, 2006, it was determined that Richard T. Morgan will be leaving his position as Treasurer of the Company.  The office of the Treasurer is expected to move to Meritage’s Scottsdale headquarters.  The Company anticipates entering into a severance agreement with Mr. Morgan pursuant to which severance compensation will be paid to Mr. Morgan.

Item 9.01                     Financial Statements and Exhibits.

(d)                   Exhibits

99.1                      Press Release dated May 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 19, 2006

MERITAGE HOMES CORPORATION

/s/	Larry W. Seay
By:	Larry W. Seay
Executive Vice President and Chief Financial Officer